UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2007

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32085	36-4392754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart, Suite 2024

Chicago, IL 60654

Registrant’s telephone number, including area code 1-866-358-6869

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2007, at our annual stockholder meeting, Allscripts’ stockholders approved an amendment to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan (“The Plan”) to increase the number of shares we may issue under the plan by 1,500,000 shares, to 11,593,489. The Plan permits awards of a variety of equity-based incentives, including stock options, stock appreciation rights, restricted stock and restricted stock units. The Compensation Committee of the Board of Directors administers the Plan and selects eligible persons who will receive grants under the Plan from those individuals performing services for or on behalf of Allscripts. This description of the Plan is qualified in its entirety by reference to the actual Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1	Allscripts Healthcare Solutions, Inc. 1993 Stock Incentive Plan (As Amended and Restated Effective February 28, 2007).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: June 25, 2007	By:	/S/ WILLIAM J. DAVIS
William J. Davis Chief Financial Officer

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